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             Certificate Evidencing Senior Subordinated Units
                  Representing Limited Partner Interests

                          STAR GAS PARTNERS, L.P.

No.    Senior Subordinated Units

  STAR GAS, LLC., a Delaware limited liability company, as the General Partner of STAR GAS PARTNERS, L.P., a Delaware limited partnership (the "Partnership"),
hereby certifies that                             (the "Holder") is the
registered owner of            Senior Subordinated Units representing limited
partner interests in the Partnership (the "Senior Subordinated Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Senior Subordinated Units represented by this Certificate. The rights, preferences and limitations of the Senior Subordinated Units are set forth in, and this Certificate and the Senior Subordinated Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Agreement of Limited Partnership of STAR GAS PARTNERS, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2187 Atlantic Street, Stamford, Connecticut 06912-0011. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

  The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement,
(ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

  This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:                                Star Gas, LLC.,

                                           as General Partner


Countersigned and Registered by:

                                          By: ____________________________

                                                      President


_________________________________     By: ____________________________

 as Transfer Agent and Registrar                      Secretary


By: ____________________________
       Authorized Signature

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[Reverse of Certificate]

                               ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM- as tenants in common             UNIF GIFT MIN ACT-

TEN ENT-   as tenants by the entireties               Custodian



JT TEN-    as joint tenants with right of (Cust)                    (Minor)
           survivorship and not as
           tenants in common              under Uniform Gifts to Minors
                                                        Act

                                                       State

  Additional abbreviations, though not in the above list, may also be used.

                    ASSIGNMENT OF SENIOR SUBORDINATED UNITS
                                       IN
                            STAR GAS PARTNERS, L.P.

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES DUE TO TAX SHELTER STATUS OF STAR GAS PARTNERS, L.P.

  You have acquired an interest in Star Gas Partners, L.P. 2187 Atlantic Street, Stamford, Connecticut 06912-0011, whose taxpayer identification number is 06-1437793. The Internal Revenue Service has issued Star Gas Partners, L.P. the following tax shelter registration number:

  YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN Star Gas PARTNERS, L.P.

  You must report the registration number as well as the name and taxpayer identification number of Star Gas Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN STAR GAS PARTNERS, L.P.

  If you transfer your interest in Star Gas Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Star Gas Partners, L.P. If you do not want to keep such a list you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended unless such failure is shown to be due to reasonable cause.

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  ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR
THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

FOR VALUE RECEIVED,                   hereby assigns, conveys, sells and

transfers unto


_________________________________     _________________________________

 (Please print or typewrite nameand         (Please insert Social Security or
      address of Assignee)                 other identifying number of
                                                     Assignee)

           Senior Subordinated Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does
hereby irrevocably constitute and appoint            as its attorney-in-fact
with full power of substitution to transfer the same on the books of Star Gas Partners, L.P.

Date: __________________________      NOTE: The signature to any
                                          endorsement hereon must correspond
                                          with the name as written upon the
                                          face of this Certificate in every
                                          particular, without alteration,
                                          enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A
MEMBER FIRM OF THE NATIONAL
ASSOCIATION OF SECURITIES DEALERS,
INC. OR BY A COMMERCIAL BANK OR
TRUST COMPANY.


SIGNATURE(S) GUARANTEED               _________________________________

                                                    (Signature)


                                          _________________________________

                                                    (Signature)

  No transfer of the Senior Subordinated Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Senior Subordinated Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Senior Subordinated Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Senior Subordinated Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Senior Subordinate Units.

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